Bandwidth Announces First Quarter 2023 Financial Results
First quarter revenue of $138 million exceeded guidance
Messaging revenue up 8% year-over-year

May 2, 2023

Conference Call
Conference call to discuss Bandwidth's financial results for the first quarter ended March 31, 2023 on May 2, 2023, via the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the conference call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the first quarter ended March 31, 2023.
“Our results for the quarter demonstrate solid progress adding enterprise customers, developing innovative award-winning products, and advancing our strategic initiatives with a focus on profitability,” said David Morken, Bandwidth’s Chief Executive Officer. “Looking ahead, we remain focused on maximizing our direct-to-enterprise momentum, capitalizing on new innovations like Maestro and emerging AI technologies, increasing product penetration across our three key customer categories, and exploiting the competitive advantage of being the only CPaaS provider with our own global network.”

First Quarter 2023 Financial Highlights
The following table summarizes the consolidated financial highlights for the three months ended March 31, 2023 and 2022 (in millions, except per share amounts).(1)

Conference Call Details
May 2, 2023
5:00 pm ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through May 9, 2023, by dialing (877)-344-7529 or (412)-317-0088 for international callers, and entering passcode 6702378.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended March 31,
	2023	2022
Total Revenue	$138	$131
Gross Margin	40%	42%
Non-GAAP Gross Margin (1)	54%	53%
Adjusted EBITDA(1)	$5	$8
Dollar-based net retention rate (2)	109%	114%

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.
(2) Additional information regarding our dollar-based net retention rate and how it is calculated is included below.

“We are pleased with our start to the year delivering first quarter revenue of $138 million, exceeding our expectations, and adjusted EBITDA of $5 million. Those results position us to deliver our full year outlook growing profitability 30 percent,” said Daryl Raiford, Bandwidth’s Chief Financial Officer. “Our guidance for the remainder of the year remains unchanged – with continued growth amid a challenging economic backdrop and driving profitability through operating leverage. We will remain focused on what we can control, serving and delighting our customers every day, being disciplined with our costs and growing profitability for the longer term.”

First Quarter Customer and Operational Highlights
•The leading online bank in the U.S. chose Bandwidth to power its Genesys cloud contact center. The resiliency and redundancy of Bandwidth's network and integrations with third-party fraud detection applications provided the assurance and control needed to move to the cloud.
•The largest issuer of Visa and Mastercard credit cards in the U.S. expanded its contact center partnership with Bandwidth in a new line of business, while adding international calling, due to Bandwidth's ability to add additional geographic coverage seamlessly in our global cloud.
•A large mutual life insurance and investment services company selected Bandwidth to migrate its complex contact center to the cloud, using Bandwidth's platform approach and Pindrop voice biometrics integration to power two different CCaaS deployments.
•Launched Bandwidth Maestro, which integrates best-in-class platforms and capabilities that CIOs need across UCaaS, CCaaS, and AI, while, delivering faster time to value, lowering their operating costs and providing a better customer and employee experience.

Financial Outlook
Bandwidth’s outlook is based on current indications for its business, which are subject to change. Bandwidth is providing guidance for its second quarter and full year 2023 as follows:

	Q2 2023 Guidance	Full Year 2023 Guidance
Total Revenue (millions)	$140 - $142	$576 - $584
Adjusted EBITDA (millions)	$4 - $6	$43 - $47

Bandwidth has not reconciled its second quarter and full year 2023 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•CIBC Technology and Innovation Conference in Toronto, ON, CA on May 24, 2023.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 60+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending June 30, 2023 and year ending December 31, 2023, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges, expressed as a percentage of revenue.
We define Non-GAAP net income as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.
To calculate the dollar-based net retention rate, we first identify the cohort of customers that generated revenue in the same quarter of the prior year. The dollar-based net retention rate is obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. The dollar-based net retention rate reported in a quarter is then obtained by averaging the result from that quarter by the corresponding results from each of the prior three quarters. Customers of acquired businesses are included in the subsequent year’s calendar quarter of acquisition. Our dollar-based net retention rate increases when such customers increase usage of a product, extend usage of a product to new applications or adopt a new product. Our dollar-based net retention rate decreases when such customers cease or reduce usage of a product or when we lower prices on our solutions.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2023	2022
Revenue	$137,844	$131,364
Cost of revenue	82,191	75,950
Gross profit	55,653	55,414
Operating expenses:
Research and development	25,661	22,427
Sales and marketing	25,029	23,152
General and administrative	16,719	16,705
Total operating expenses	67,409	62,284
Operating loss	(11,756)	(6,870)
Other income, net
Net gain on extinguishment of debt	12,767	—
Other (expense) income, net	(528)	235
Total other income, net	12,239	235
Income (loss) before income taxes	483	(6,635)
Income tax benefit (provision)	3,128	(179)
Net income (loss)	$3,611	$(6,814)

Net income (loss) per share:
Basic	$0.14	$(0.27)
Diluted	$(0.28)	$(0.27)

Numerator used to compute net income (loss) per share:
Basic	$3,611	$(6,814)
Diluted	$(8,087)	$(6,814)

Weighted average number of common shares outstanding:
Basic	25,448,452	25,220,052
Diluted	29,273,258	25,220,052

The Company recognized total stock-based compensation expense as follows:

	Three months ended March 31,
	2023	2022
Cost of revenue	$192	$99
Research and development	3,141	1,868
Sales and marketing	1,237	899
General and administrative	2,808	2,480
Total	$7,378	$5,346

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$85,298	$113,641
Marketable securities	38,214	71,231
Accounts receivable, net of allowance for doubtful accounts	63,224	74,465
Deferred costs	3,651	3,566
Prepaid expenses and other current assets	19,569	16,705
Total current assets	209,956	279,608
Property, plant and equipment, net	102,075	99,753
Operating right-of-use asset, net	8,447	9,993
Intangible assets, net	176,242	177,370
Deferred costs, non-current	4,935	4,938
Other long-term assets	28,192	31,251
Goodwill	331,275	326,405
Total assets	$861,122	$929,318
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,376	$26,750
Accrued expenses and other current liabilities	57,514	62,577
Current portion of deferred revenue	7,302	7,181
Advanced billings	7,322	10,049
Operating lease liability, current	6,476	7,450
Total current liabilities	94,990	114,007
Other liabilities	13,312	11,176
Operating lease liability, net of current portion	3,778	4,640
Deferred revenue, net of current portion	8,220	8,306
Deferred tax liability	34,328	38,466
Convertible senior notes	417,085	480,546
Total liabilities	571,713	657,141
Stockholders’ equity:
Class A and Class B common stock	26	25
Additional paid-in capital	370,814	364,913
Accumulated deficit	(44,936)	(48,547)
Accumulated other comprehensive loss	(36,495)	(44,214)
Total stockholders’ equity	289,409	272,177
Total liabilities and stockholders’ equity	$861,122	$929,318

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities
Net income (loss)	$3,611	$(6,814)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	8,894	9,170
Non-cash reduction to the right-of-use asset	1,601	1,910
Amortization of debt discount and issuance costs	1,011	760
Stock-based compensation	7,378	5,346
Deferred taxes and other	(4,683)	94
Net gain on extinguishment of debt	(12,767)	—
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	11,335	(7,416)
Prepaid expenses and other assets	(1,509)	(11,334)
Accounts payable	(10,707)	11
Accrued expenses and other liabilities	(8,619)	3,690
Operating right-of-use liability	(1,899)	(2,112)
Net cash used in operating activities	(6,354)	(6,695)
Cash flows from investing activities
Purchase of property, plant and equipment	(2,889)	(5,272)
Capitalized software development costs	(1,657)	(653)
Purchase of marketable securities	(10,849)	—
Proceeds from sales and maturities of marketable securities	43,938	—
Proceeds from sale of business	418	—
Net cash provided by (used in) investing activities	28,961	(5,925)
Cash flows from financing activities
Payments on finance leases	(55)	(48)
Net cash paid for debt extinguishment	(51,146)	—
Proceeds from exercises of stock options	155	125
Value of equity awards withheld for tax liabilities	(1,016)	(1,701)
Net cash used in financing activities	(52,062)	(1,624)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	308	(1,056)
Net decrease in cash, cash equivalents, and restricted cash	(29,147)	(15,300)
Cash, cash equivalents, and restricted cash, beginning of period	114,622	332,289
Cash, cash equivalents, and restricted cash, end of period	$85,475	$316,989

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended March 31,
	2023	2022
Gross Profit	$55,653	$55,414
Gross Profit Margin %	40%	42%
Depreciation	3,529	3,376
Amortization of acquired intangible assets	1,945	2,032
Stock-based compensation	192	99
Non-GAAP Gross Profit	$61,319	$60,921
Non-GAAP Gross Margin % (1)	54%	53%
________________________
(1) Calculated by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges of $23.4 million and $17.4 million for the three months ended March 31, 2023 and 2022, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Non-GAAP Net Income

	Three months ended March 31,
	2023	2022
Net income (loss)	$3,611	$(6,814)
Stock-based compensation	7,378	5,346
Amortization of acquired intangibles	4,274	4,566
Amortization of debt discount and issuance costs for convertible debt	562	760
Gain on sale of business	—	(918)
Net gain on extinguishment of debt	(12,767)	—
Non-recurring items not indicative of ongoing operations and other (1)	559	155
Estimated tax effects of adjustments (2)	(2,427)	(551)
Non-GAAP net income	$1,190	$2,544
Interest expense on Convertible Notes (3)	338	393
Numerator used to compute Non-GAAP diluted net income per share	$1,528	$2,937

Net income (loss) per share
Basic	$0.14	$(0.27)
Diluted	$(0.28)	$(0.27)

Non-GAAP net income per Non-GAAP share
Basic	$0.05	$0.10
Diluted	$0.05	$0.09

Weighted average number of shares outstanding
Basic	25,448,452	25,220,052
Diluted	29,273,258	25,220,052

Non-GAAP basic shares	25,448,452	25,220,052
Convertible debt conversion	3,824,806	5,788,805
Stock options issued and outstanding	78,341	136,770
Non-GAAP diluted shares	29,351,599	31,145,627
________________________
(1) Non-recurring items not indicative of ongoing operations and other include $0.4 million of expense resulting from the early termination of our undrawn Silicon Valley Bank credit facility and $0.2 million of losses on disposals of property, plant and equipment for the three months ended March 31, 2023, and $0.2 million of losses on disposals of property, plant and equipment for the three months ended March 31, 2022.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was (143.4)% and 22.3% for the three months ended March 31, 2023 and 2022, respectively. For the three months ended March 31, 2023, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the near breakeven year-to-date Non-GAAP pre-tax book income in relation to the research and development tax credits generated in 2023. We analyze the Non-GAAP valuation allowance position on a quarterly basis. In the fourth quarter of 2022, we removed the valuation allowance against all U.S. deferred tax assets for Non-GAAP purposes as a result of cumulative Non-GAAP U.S. income over the past three years and a significant depletion of net operating loss and tax credit carryforwards on a Non-GAAP basis. As of March 31, 2023, we have no valuation allowance against our remaining deferred tax assets for Non-GAAP purposes.
(3) Upon the adoption of ASU 2020-06 on January 1, 2022, net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended March 31,
	2023	2022
Net income (loss)	$3,611	$(6,814)
Income tax (benefit) provision	(3,128)	179
Interest expense, net	914	1,250
Depreciation	4,620	4,604
Amortization	4,274	4,566
Stock-based compensation	7,378	5,346
Gain on sale of business	—	(918)
Net gain on extinguishment of debt	(12,767)	—
Non-recurring items not indicative of ongoing operations and other (1)	157	155
Adjusted EBITDA	$5,059	$8,368
________________________
(1) Non-recurring items not indicative of ongoing operations and other include $0.2 million of losses on disposals of property, plant and equipment for the three months ended March 31, 2023 and 2022.

Free Cash Flow

	Three months ended March 31,
	2023	2022
Net cash used in operating activities	$(6,354)	$(6,695)
Net cash used in investing in capital assets (1)	(4,546)	(5,925)
Free cash flow	$(10,900)	$(12,620)
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.